SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 16, 1998




                               WOOD BANCORP, INC.
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)




    Delaware                         0-22034                     34-1742860
--------------------------------------------------------------------------------

(State or other               (Commission File Number)         (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                     No.)




124 East Court, Bowling Green, Ohio                         43402-2259
--------------------------------------------------------------------------------

(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code (419) 352-3502

                                       N/A
--------------------------------------------------------------------------------

         (Former name or former address, if changed since last report.)

         Forward-Looking Statements

         Statements contained in Exhibit 99 that are not historical facts may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Further, such statements are subject to important factors that could cause actual results to differ materially from those in Exhibit 99, including the following: regional and national economic conditions; changes in levels of market interest rates; credit risks of real estate, consumer and other lending activities; regulatory factors (including regulatory approval of the acquisition); and the ability to achieve synergies in the acquisition.

Item 5.           Other Events.

         On December 17, 1998, Wood Bancorp, Inc., a Delaware corporation and Sky Financial Group, Inc., an Ohio corporation, issued a joint press release announcing the execution of an Agreement and Plan of Merger dated as of December 16, 1998 by and between Sky Financial and the Company (the "Merger Agreement").

         Attached hereto as Exhibit 2 is the Merger Agreement, the terms of which are incorporated by reference.

         Attached hereto as Exhibit 10 is the Stock Option Agreement dated December 16, 1998, the terms of which are incorporated by reference.

         Attached hereto as Exhibit 99 is the joint press release announcing the Merger Agreement, the terms of which are incorporated by reference.

Item 7.           Financial Statements and Exhibits


         (c) Exhibits


Exhibit
Number                                      Description
------                                      -----------

2 Agreement and Plan of Merger, dated as of December 16, 1998, by and between Sky Financial Group, Inc. and Wood Bancorp, Inc.

10        Stock Option Agreement, dated as of December 16, 1998.


99        Joint Press Release, dated December 17, 1998.

                                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WOOD BANCORP, INC.



Date: December 30, 1998                By: /s/ Richard L. Gordley
                                            ----------------------
                                           Richard L. Gordley
                                           President and Chief Executive Officer

                               WOOD BANCORP, INC.

                                  EXHIBIT INDEX


Exhibit
Number                                      Description
------                                      -----------

2 Agreement and Plan of Merger, dated as of December 16, 1998, by and between Sky Financial Group, Inc. and Wood Bancorp, Inc.

10        Stock Option Agreement, dated as of December 16, 1998.

99        Joint Press release, dated December 17, 1998.

                                    EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                December 16, 1998

                                 by and between

                            SKY FINANCIAL GROUP, INC.

                                       and

                               WOOD BANCORP, INC.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RECITALS ...............................................................     1

                          ARTICLE I Certain Definitions
     1.01 Certain Definitions ..........................................     1

                              ARTICLE II The Merger
     2.01 The Parent Merger ............................................     7
     2.02 The Subsidiary Merger ........................................     7
     2.03 Certificate of Merger ........................................     7
     2.04 Effective Date and Effective Time ............................     7

                 ARTICLE III Consideration; Exchange Procedures
     3.01 Merger Consideration .........................................     8
     3.02 Rights as Stockholders; Stock Transfers ......................     8
     3.03 Fractional Shares ............................................     9
     3.04 Exchange Procedures ..........................................     9
     3.05 Anti-Dilution Provisions .....................................    10
     3.06 Options ......................................................    10

                     ARTICLE IV Actions Pending Acquisition
     4.01 Forebearances of WBI. ........................................    11
     4.02 Forebearances of SFG. ........................................    13

                    ARTICLE V Representations and Warranties
     5.01 Disclosure Schedules .........................................    14
     5.02 Standard .....................................................    15
     5.03 Representations and Warranties of WBI ........................    15
     5.04 Representations and Warranties of SFG ........................    25

                              ARTICLE VI Covenants
     6.01 Reasonable Best Efforts ......................................    31
     6.02 Stockholder Approvals ........................................    31
     6.03 Registration Statement .......................................    32
     6.04 Press Releases ...............................................    33
     6.05 Access; Information ..........................................    33

     6.06 Acquisition Proposals ........................................    34
     6.07 Affiliate Agreements .........................................    34
     6.08 Takeover Laws ................................................    34
     6.09 Certain Policies .............................................    34
     6.10 NASDAQ  Listing ..............................................    35
     6.11 Regulatory Applications ......................................    35
     6.12 Indemnification ..............................................    35
     6.13 Benefit Plans  ...............................................    36
     6.14 Notification of Certain Matters ..............................    38
     6.15 Dividend Coordination ........................................    38
     6.16 Board Representation .........................................    38
     6.17 Separate Division ............................................    38

              ARTICLE VII Conditions to Consummation of the Merger
     7.01 Conditions to Each Party's Obligation to Effect the Merger....    38
     7.02 Conditions to Obligation of WBI ..............................    39
     7.03 Conditions to Obligation of SFG ..............................    40

                            ARTICLE VIII Termination
     8.01 Termination ..................................................    41
     8.02 Effect of Termination and Abandonment ........................    42

                            ARTICLE IX Miscellaneous
     9.01 Survival  ....................................................    43
     9.02 Waiver; Amendment  ...........................................    43
     9.03 Counterparts .................................................    43
     9.04 Governing Law ................................................    43
     9.05 Expenses .....................................................    43
     9.06 Notices ......................................................    43
     9.07 Entire Understanding; No Third Party Beneficiaries ...........    44
     9.08 Interpretation; Effect .......................................    45
     9.09 Waiver of Jury Trial .........................................    45


EXHIBIT A     Form of Stock Option Agreement
EXHIBIT B     Form of WBI Affiliate Agreement

         AGREEMENT  AND PLAN OF  MERGER,  dated as of  December  16,  1998 (this
"Agreement"), by and between Sky Financial Group, Inc. ("SFG") and, Wood Bancorp, Inc.
("WBI").

                                    RECITALS

         A. WBI. WBI is a Delaware corporation, having its principal place of business in Bowling Green, Ohio.

         B. SFG. SFG is an Ohio corporation, having its principal place of business in Bowling Green, Ohio.

         C. Stock Option Agreement. As an inducement to the willingness of SFG to continue to pursue the transactions contemplated by this Agreement, WBI intends to grant to SFG an option pursuant to a stock option agreement, in substantially the form of Exhibit A.

         D. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combinations contemplated hereby be accounted for under the "pooling-of-interests" accounting method and that each be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986 (the "Code").

         E. Board Action. The respective Boards of Directors of each of SFG and WBI have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combinations provided for herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               Certain Definitions

         1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

          "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving WBI or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, WBI or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

         "Agreement to Merge" has the meaning set forth in Section 2.02.

         "Average NASDAQ Closing Price" has the meaning set forth in Section 8.01(e)l

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m).

         "Consultants" has the meaning set forth in Section 5.03(m).

         "Costs" has the meaning set forth in Section 6.12(a).

         "DGCL" means the Delaware General Corporation Law.

         "DSS" means the Delaware Secretary of State.

         "Directors" has the meaning set forth in Section 5.03(m).

         "Disclosure Schedule" has the meaning set forth in Section 5.01.

         "Dissenting Shares" means any shares of WBI Common Stock held by a holder who properly demands and perfects appraisal rights with respect to such shares in accordance with Section 262 of the DGCL.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" has the meaning set forth in Section 5.03(m).

         "Effective Date" means the date on which the Effective Time occurs.

         "Effective Time" means the effective time of the Merger, as provided for in Section 2.04.

         "Employees" has the meaning set forth in Section 5.03(m).

         "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Exchange Agent" has the meaning set forth in Section 3.04.

          "Exchange Fund" has the meaning set forth in Section 3.04.

          "Exchange Ratio" has the meaning set forth in Section 3.01.

          "FFB" means First Federal Bank, a federal savings association and wholly-owned subsidiary of WBI.

         "FFIEC" means Federal Financial Institutions Examination Committee.

          "Governmental  Authority"  means any court,  administrative  agency or
commission  or  other  federal,   state  or  local  governmental   authority  or
instrumentality.

          "IRS" has the meaning set forth in Section 5.03(m).

          "Indemnified Party" has the meaning set forth in Section 6.12(a).

          "Insurance Amount" has the meaning set forth in Section 6.12(b).

          "Lien"  means  any  charge,   mortgage,   pledge,  security  interest,
restriction, claim, lien, or encumbrance.

          "MAB" means Mid American National Bank & Trust Company, a national banking association and wholly-owned subsidiary of SFG.

          "MAB Board" means the Board of Directors of MAB.

          "Material Adverse Effect" means, with respect to SFG or WBI, any effect that (i) is material and adverse to the financial position, results of operations or business of SFG and its Subsidiaries taken as a whole or WBI and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either SFG or WBI to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in thrift, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, and (d) actions or omissions of a party which have been waived in accordance with Section 9.02 hereof.

          "Merger" has the meaning  set forth in Section 2.02.

          "Merger Consideration" has the meaning set forth in Section 2.01.

          "Multiemployer Plan" has the meaning set forth in Section 5.03(m).

          "NASD" means The National Association of Securities Dealers.

          "NASDAQ" means The NASDAQ Stock Market, Inc.'s National Market System.

          "New Certificate" has the meaning set forth in Section 3.04."OGCL" means the Ohio General Corporation Law.

          "OSS " means the Office of the Secretary of State of the State of Ohio.

          "Old Certificate" has the meaning set forth in Section 3.04.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Parent Merger" has the meaning set forth in Section 2.01.

          "Pension Plan" has the meaning set forth in Section 5.03(m).

          "Person"  means  any  individual,   bank,  corporation,   partnership,
association, joint-stock company, business trust or unincorporated organization.

          "Plans" has the meaning set forth in Section 5.03(m).

          "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

          "Proxy/Prospectus" has the meaning set forth in Section 6.03.

          "Proxy Statement" has the meaning set forth in Section 6.03.

          "Registration Statement" has the meaning set forth in Section 6.03.

          "Regulatory Authority" has the meaning set forth in Section 5.03(i).

          "Replacement Option" has the meaning set forth in Section 3.06.

          "Representatives"  means,  with respect to any Person,  such  Person's
     directors,   officers,  employees,  legal  or  financial  advisors  or  any representatives of such legal or financial advisors.

          "Resulting Bank" has the meaning set forth in Section 2.02.

          "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

          "SEC" means the Securities and Exchange Commission.

          "SFG" has the meaning set forth in the preamble to this Agreement.

          "SFG Board" means the Board of Directors of SFG.

          "SFG Common Stock" means the common stock, without par value per share, of SFG.

         "SFG SEC Documents" has the meaning set forth in Section 5.04(g).

         "SFG Stock" means the SFG Common Stock and SFG serial preferred stock.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Stock Option Agreement" has the meaning set forth in Recital C.

          "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

          "Subsidiary Merger" has the meaning set forth in Section 2.02.

          "Takeover Laws" has the meaning set forth in Section 5.03 (o).

          "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

          "Tax  Returns"  means  any  return,  amended  return  or other  report
(including  elections,  declarations,   disclosures,  schedules,  estimates  and
information returns) required to be filed with respect to any Tax.

          "Treasury Stock" shall mean shares of WBI Stock held by WBI or any of its Subsidiaries or by SFG or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

          "WBI" has the meaning set forth in the preamble to this Agreement.

          "WBI Affiliate" has the meaning set forth in Section 6.07(a).

          "WBI Board" means the Board of Directors of WBI.

          "WBI By-Laws" means the By-Laws of WBI.

          "WBI Certificate" means the Certificate of Incorporation of WBI.

          "WBI Common Stock" means the common stock, par value $.01 per share, of WBI.

          "WBI Employees" has the meaning set forth in Section 6.13(b).

          "WBI Meeting" has the meaning set forth in Section 6.02.

          "WBI Preferred Stock" means the preferred stock, par value $.01 per share, of WBI.

          "WBI SEC Documents" has the meaning set forth in Section 5.03(g).

          "WBI Stock" means WBI Common Stock and WBI Preferred Stock.

          "WBI Stock Option"  has the meaning set forth in Section 3.06.

          "WBI Stock Plans" means the option plans and agreements of WBI and its Subsidiaries pursuant to which rights to purchase WBI common stock are outstanding immediately prior to the Effective Time.

                                   ARTICLE II

                                   The Merger

         2.01 The Parent Merger. At the Effective Time, WBI shall merge with and into SFG (the "Parent Merger"), the separate corporate existence of WBI shall cease and SFG shall survive and continue to exist as an Ohio corporation. SFG may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of WBI Stock as provided for in this Agreement (the "Merger Consider ation"), (ii) adversely affect the tax treatment of WBI's stockholders as a result of receiving the Merger Consideration or the Merger qualifying for "pooling-of-interests" accounting treatment or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

         2.02 The Subsidiary Merger. At the time specified by WBI or MAB in its notice of consummation to the Comptroller of the Currency (which shall not be earlier than the Effective Time), FFB shall merge with and into MAB (the "Subsidiary Merger") pursuant to an agreement to merge (the "Agreement to Merge") to be executed by FFB and MAB and filed with the Office of the Comptroller of the Currency. Upon consummation of the Subsidiary Merger, the separate corporate existence of FFB shall cease and MAB shall survive and continue to exist as a national banking association (MAB, as the resulting bank in the Subsidiary Merger, sometimes being referred to herein as the "Resulting Bank"). SFG may, at any time prior to the Effective Date, convert the charter of MAB to an Ohio state-chartered bank, in its sole discretion. In such event, the Subsidiary Merger will be implemented in accordance with applicable Ohio banking laws. (The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to as the "Merger".)

        2.03 Certificate of Parent Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Parent Merger shall become effective upon the occurrence of the filing in the office of the DSS and the OSS of a certificate of merger in accordance with Section 252 of the DGCL and
Section 1701.81 of the OGCL or such later date and time as may be set forth in such certificate. The Parent Merger shall have the effects prescribed in the DGCL and the OGCL.

         2.04 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Parent Merger (the "Effective Date") to occur on (i) the fifth business day to occur after the last of the conditions set forth in
Article VII shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of SFG, on the last business day of the month in which such fifth business day occurs or, if such fifth business day occurs within the last five business days of such month, on the last business day of the succeeding month; provided, no such election shall cause the Effective Date to fall after the date specified in Section 8.01 (c) hereof or after the date or dates on which any Regulatory Authority approval or any extension thereof expires, or (ii) such other date to which the parties may agree in writing. In no event will the Effective Date occur earlier than May

1, 1999. The time on the Effective Date when the Parent Merger shall become effective is referred to as the "Effective Time."


                                   ARTICLE III

                       Consideration; Exchange Procedures

         3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Parent Merger and without any action on the part of any Person:

          (a) Outstanding WBI Common Stock and WBI Rights. Each share, excluding Treasury Stock and Dissenting Shares, of WBI Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into .7315 of a share of SFG Common Stock (the "Exchange Ratio"). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

          (b) Treasury Shares. Each share of WBI Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          (c) Dissenting Shares. Dissenting Shares shall not be exchanged for SFG Common Stock but rather shall be entitled to the rights set forth in
     Section 262 of the DGCL. Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions (except dividends or other distributions payable to stockholders of record of WBI at a date which is prior to the Effective
     Date) and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the DGCL.

          (d) Outstanding SFG Stock. Each share of SFG Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Parent Merger.

         3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of WBI Common Stock shall cease to be, and shall have no rights as, stockholders of WBI, other than to receive any dividend or other distribution with respect to such WBI Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III, and appraisal rights in the case of Dissenting Shares. After the Effective Time, there shall be no transfers on the stock transfer books of WBI of shares of WBI Stock.

         3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of SFG Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Parent Merger; instead, SFG shall pay to each holder of WBI Common

Stock who would otherwise be entitled to a fractional share of SFG Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional share of SFG Common Stock to which the holder would be entitled by the last sale price of SFG Common Stock, as reported by the NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the NASDAQ trading day immediately preceding the Effective Date.

         3.04 Exchange Procedures. (a) At or prior to the Effective Time, SFG shall deposit, or shall cause to be deposited, with Bank of New York (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of WBI Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of SFG Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this
Article III in exchange for outstanding shares of WBI Common Stock.

          (b) As promptly as practicable after the Effective Date, SFG shall send or cause to be sent to each former holder of record of shares of WBI Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. SFG shall cause the New Certificates into which shares of a stockholder's WBI Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of WBI Common Stock (or indemnity reasonably satisfactory to SFG and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

          (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of WBI Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) No dividends or other distributions with respect to SFG Common Stock with a record date occurring on or after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate representing shares of WBI Common Stock converted in the Parent Merger into the right to receive shares of such SFG Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofor had become payable with respect to shares of SFG Common Stock such holder had the right to receive upon surrender of the Old Certificates.

          (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of WBI for six months after the Effective Time shall be paid to SFG. Any stockholders of WBI who have not theretofor complied with this
     Article III shall thereafter look only to SFG for payment of the shares of SFG Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on SFG Common Stock deliverable in respect of each share of WBI Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

         3.05 Anti-Dilution Provisions. In the event SFG changes (or establishes a record date for changing) the number of shares of SFG Common Stock issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding SFG Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

         3.06 Options. (a) At the Effective Time, each outstanding option to purchase shares of WBI Common Stock under the WBI Stock Plans (each, a "WBI Stock Option"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such WBI Stock Option, the number of shares of SFG Common Stock equal to (a) the number of shares of WBI Common Stock subject to the WBI Stock Option, multiplied by (b) the Exchange Ratio (such product rounded to the nearest whole number) (a "Replacement Option"), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of WBI Common Stock which were purchasable pursuant to such WBI Stock Option divided by
(z) the number of full shares of SFG Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each WBI Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, WBI shall use its best efforts, including using its best efforts to obtain any necessary consents from optionees, with respect to the WBI Stock Plans to permit the replacement of the outstanding WBI Stock Options by SFG pursuant to this Section and to permit SFG to assume the WBI Stock Plans. WBI shall further take all action necessary to amend the WBI Stock Plans to eliminate automatic grants or awards thereunder following the Effective Time. At the Effective Time, SFG shall assume the WBI Stock Plans; provided, that such assumption shall be only in respect of the Replacement Options and that SFG shall have no obligation with respect to any awards under the WBI Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed WBI Stock Plans.

                               (b) At all times after the  Effective  Time,  SFG
     shall reserve for issuance such number of shares of SFG Common Stock as necessary so as to permit the exercise of the Replacement Options in the manner contemplated by this Agreement and the instruments pursuant to which the corresponding WBI Stock Options were granted. SFG shall make all filings required under federal and state securities laws no later than the Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and SFG shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and subsequent sale of such shares.


                                   ARTICLE IV

                           Actions Pending Acquisition

         4.01 Forebearances of WBI. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or a separate agreement entered into by the parties on the date hereof, without the prior written consent of SFG, WBI will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct the business of WBI and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse affect upon WBI's ability to perform any of its material obligations under this Agreement.

          (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of WBI Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of WBI Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c) Dividends, Etc. (a) Make, declare, pay or set aside for payment any dividend, other than (A) quarterly cash dividends on WBI Stock in an amount not to exceed the per share amount declared and paid in its most recent quarterly cash dividend, with record and payment dates consistent with past practice, and (B) dividends from wholly owned Subsidiaries to WBI, or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d) Compensation;  Employment Agreements;  Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of WBI or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (iv) for grants of awards to newly hired employees consistent with past practice.

          (e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) the regular annual renewal of insurance contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of WBI or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

          (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business.

          (g)  Acquisitions.  Acquire  (other  than  by way of  foreclosures  or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

          (h) Governing Documents. Amend the WBI Certificate, WBI By-Laws or the articles of incorporation or by-laws (or similar governing documents) of any of WBI's Subsidiaries.

          (i)  Accounting  Methods.   Implement  or  adopt  any  change  in  its
     accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

          (k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to WBI and its Subsidiaries, taken as a whole.

          (l) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (m) Risk Management.  Except pursuant to applicable law or regulation,
     (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (n) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

          (o) Commitments. Agree or commit to do any of the foregoing.

         4.02 Forebearances of SFG. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of WBI, SFG will not, and will cause each of its Subsidiaries not to:

          (a) Preservation. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

          (b) Extraordinary Dividends. Make, declare, pay or set aside for payment any extraordinary dividend.

          (c) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of SFG to exercise its rights under the Stock Option Agreement.

          (d) Risk Management.  Except pursuant to applicable law or regulation,
     (I) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or (ii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (e) Commitments. Agree or commit to do any of the foregoing.


                                    ARTICLE V

                         Representations and Warranties

         5.01  Disclosure  Schedules.  On or prior to the date  hereof,  SFG has delivered to WBI a schedule and WBI has delivered to SFG a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. WBI's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of SFG.

         5.02 Standard. No representation or warranty of WBI or SFG contained in
Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had, or is reasonably likely to have, a Material Adverse Effect. For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any officer of that party with the title of not less than senior vice president and that party's in-house counsel, if any.

         5.03 Representations and Warranties of WBI. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, WBI hereby represents and warrants to SFG:

          (a) Organization, Standing and Authority. WBI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. WBI is duly qualified to do business and is in good standing in the state of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. FFB is a federal savings association duly organized, validly existing and in good standing under the laws of the United States of America. FFB is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) WBI Stock. As of the date hereof, the authorized capital stock of WBI consists solely of 5,000,000 shares of WBI Common Stock, of which 2,818,722 shares are outstanding as of the date hereof, and 500,000 shares of WBI Preferred Stock, of which none were outstanding as of the date hereof. As of the date hereof, 288,343 shares of Treasury Stock were held by WBI or otherwise owned by WBI or its Subsidiaries . The outstanding shares of WBI Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed in its Disclosure Schedule, there are no shares of WBI Common Stock authorized and reserved for issuance, WBI does not have any Rights issued or outstanding with respect to WBI Common Stock, and WBI does not have any commitment to authorize, issue or sell any WBI Common Stock or Rights, except pursuant to this Agreement and the Stock Option Agreement. The number of shares of WBI Common Stock which are issuable and reserved for issuance upon exercise of WBI Stock Options as of the date hereof are Previously Disclosed in WBI's Disclosure Schedule.

          (c) Subsidiaries. (i)(A) WBI has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by WBI or its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55) and are owned by WBI or its Subsidiaries free and clear of any Liens.

           (ii) WBI does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

           (iii) Each of WBI's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (d) Corporate Power. Each of WBI and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; WBI has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement; and FFB has the corporate power and authority to consummate the Subsidiary Merger in accordance with the terms of this Agreement.

          (e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite adoption of this Agreement by the holders of a majority of the outstanding shares of WBI Common Stock entitled to vote thereon (which is the only stockholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of WBI and the WBI Board prior to the date hereof. The Agreement to Merge, when executed by FFB, shall have been approved by the Board of Directors of FFB and by the WBI Board, as the sole stockholder of FFB. This Agreement is a valid and legally binding obligation of WBI, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The WBI Board has received the written opinion of Stifel, Nicholaus & Company, Incorporated to the effect that as of the date hereof the consideration to be received by the holders of WBI Common Stock in the Parent Merger is fair to the holders of WBI Common Stock from a financial point of view.

          (f) Regulatory Filings; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by WBI or any of its Subsidiaries in connection with the execution, delivery or performance by WBI of this Agreement or the Stock Option Agreement or to consummate the Merger except for (A) filings of applications, notices and the Agreement to Merge, as applicable, with federal and state thrift and banking authorities, (B) filings with the SEC and state securities authorities, and (C) the filing of the certificate of merger with the DSS pursuant to the DGCL and the OSS pursuant to the OGCL. As of the date hereof, WBI is not aware of any reason why the approvals set forth in
     Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

           (ii) Subject to receipt of the regulatory and stockholder approvals referred to above and expiration of related regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of WBI or of any of its Subsidiaries or to which WBI or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the WBI Certificate or the WBI By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents. (i) WBI's Annual Reports on Form 10- KSB for the fiscal years ended June 30, 1996, 1997 and 1998 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to June 30, 1996 under the Securities Act, or under
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "WBI SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such WBI SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of WBI and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such WBI SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of WBI and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

           (ii) Since June 30, 1998, WBI and its Subsidiaries have not incurred any material liability not disclosed in any WBI SEC Document other than in the ordinary course of business consistent with past practice.

           (iii) Since June 30, 1998, (A) WBI and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to WBI.

          (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against WBI or any of its Subsidiaries and, to WBI's knowledge, no such litigation, claim or other proceeding has been threatened.

         (i)                        Regulatory Matters.

           (i) Neither WBI nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Office of Thrift Supervision, the Federal Reserve System and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

           (ii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

         (j) Compliance with Laws. Each of WBI and its Subsidiaries:

           (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to WBI's knowledge, no suspension or cancellation of any of them is threatened; and

           (iii) has received, since June 30, 1998, no notification or communication from any Governmental Authority (A) asserting that WBI or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to WBI's knowledge, do any grounds for any of the foregoing exist).

          (k) Material Contracts; Defaults. Except for this Agreement, the Stock Option Agreement, those agreements and other documents filed as exhibits to the WBI SEC Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (l) No Brokers. No action has been taken by WBI that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Stifel, Nicolaus & Company, Incorporated.

          (m) Employee Benefit Plans. (i) Section 5.03(m)(i) of WBI's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of WBI or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans"). Neither WBI nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

          (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and WBI is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of WBI, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither WBI nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject WBI or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

           (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by WBI or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with WBI under Section 4001(a)(14) of ERISA or
         Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of WBI, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to WBI's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of WBI, there is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such

         Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

           (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which WBI or any of its Subsidiaries is a party have been timely made or have been reflected on WBI's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of WBI, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

           (v) Neither WBI nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by WBI or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

           (vi) WBI and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

           (vii) With respect to each Compensation and Benefit Plan, if applicable, WBI has provided or made available to SFG, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

           (viii) Except as disclosed on Section 5.03(m)(viii) of WBI's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

           (ix) Except as disclosed on Section 5.03(m)(ix) of WBI's Disclosure Schedule, neither WBI nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

           (x) Except as disclosed on Section 5.03(m)(x) of WBI's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of SFG or WBI, or any of their respective
         Subsidiaries, will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code)of WBI on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (n) Labor Matters. Neither WBI nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is WBI or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel WBI or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to WBI's knowledge, threatened, nor is WBI aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (o) Takeover Laws. WBI has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws") applicable to it, including, without limitation, the State of Delaware.

          (p) Environmental Matters. To WBI's knowledge, neither the conduct nor operation of WBI or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to WBI's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To WBI's knowledge, neither WBI nor any of its Subsidiaries has received any notice from any person or entity that WBI or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (q) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to WBI and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired,
     (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of WBI or its Subsidiaries. WBI has made available to SFG true and correct copies of the United States federal income Tax Returns filed by WBI and its Subsidiaries for each of the three most recent fiscal years ended on or before June 30, 1997. Neither WBI nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the WBI SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in WBI' SEC Documents filed on or prior to the date hereof. As of the date hereof, neither WBI nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Parent Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

           (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

           (iii) WBI and its Subsidiaries will not be liable for any taxes as a result of any Covered Transaction.

          (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for WBI' own account, or for the account of one or more of WBI' Subsidiaries or their customers (all of which are listed on WBI' Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of WBI or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither WBI nor its Subsidiaries, nor to WBI' knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          (s) Books and Records. The books and records of WBI and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

          (t) Insurance. WBI's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by WBI or its Subsidiaries. WBI and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of WBI reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; WBI and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (u) Accounting Treatment. As of the date hereof, after due inquiry, WBI is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

          (v) Disclosure.  The representations and warranties  contained in this
     Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

          (w) Year 2000. Neither WBI nor any of its Subsidiaries has received, or has reason to believe that it will receive, a rating of less than "satisfactory" on any Office of Thrift Supervision Year 2000 Report of Examination. WBI has disclosed to SFG a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries and such plan is in material compliance with the schedule set for in the FFIEC statements.

         5.04 Representations and Warranties of SFG. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, SFG hereby represents and warrants to WBI as follows:

          (a) Organization, Standing and Authority. SFG is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. SFG is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. MAB is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. MAB is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) SFG Stock. (i) As of the date hereof, the authorized capital stock of SFG consists of 160,000,000 shares, of which 150,000,000 shares are SFG Common Stock, of which 45,045,733 shares are outstanding as of the date hereof, and 10,000,000 shares are SFG serial preferred stock, of which no shares are outstanding as of the date hereof. As of the date hereof, except as set forth in its Disclosure Schedule, SFG does not have any Rights issued or outstanding with respect to SFG Common Stock and SFG does not have any commitment to authorize, issue or sell any SFG Common Stock or Rights, except pursuant to this Agreement. The outstanding shares of SFG Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

           (ii) The shares of SFG Common Stock to be issued in exchange for shares of WBI Common Stock in the Parent Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (c) Subsidiaries. Each of SFG's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

          (d) Corporate Power. Each of SFG and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and SFG has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

          (e) Corporate Authority. This Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of SFG and the SFG Board prior to the date hereof and no stockholder approval is required on the part of SFG. The Agreement to Merge, when executed by MAB, shall have been approved by the Board of Directors of MAB and by the SFG Board, as the sole stockholder of MAB. This Agreement is a valid and legally binding agreement of SFG, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or "affecting creditors" rights or by general equity principles).

          (f) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by SFG or any of its Subsidiaries in connection with the execution, delivery or performance by SFG of this Agreement or to consummate the Merger except for (A) the filing of applications, notices, or the Agreement to Merge, as applicable, with the federal and state thrift and banking authorities; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filing of the certificate of merger with the DSS pursuant to the DGCL and with the OSS pursuant to the OGCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of SFG Common Stock in the Parent Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, SFG is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

           (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of SFG or of any of its Subsidiaries or to which SFG or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or Code of Regulations (or similar governing documents) of SFG or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents; Material Adverse Effect. (i) SFG's supplemental consolidated financial statements as of December 31, 19976 and 1996 and for each of the three years in the period ended December 31, 1998, as filed with the SEC on SFG's Current Report on Form 8-K dated October 15, 1998 (which include the financial statements of Mid Am, Inc., Citizens Bancshares, Inc., Century Financial Corporation and Unibank), and all other reports, registration statements, definitive proxy statements or other statements filed or to be filed by it or any of its Subsidiaries with the SEC subsequent to December 31, 1997 under the Securities Act, or under
     Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "SFG SEC Documents") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SFG SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of SFG and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SFG SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of SFG and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

           (ii) The Ohio Bank financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, (A) complied or will comply in all material respects with generally accepted accounting principles, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (iii) Since December 31, 1997, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to SFG.

          (h) Litigation; Regulatory Action. (i) No litigation, claim or other proceeding before any Governmental Authority is pending against SFG or any of its Subsidiaries and, to the best of SFG's knowledge, no such litigation, claim or other proceeding has been threatened.

           (ii) Neither SFG nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has SFG or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (i) Compliance with Laws. Each of SFG and its Subsidiaries:

                (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

                (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

                (iii) has received, since December 31, 1996, no notification or communication from any Governmental Authority (A) asserting that SFG or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to SFG's knowledge, do any grounds for any of the foregoing exist).

          (j) No Brokers. No action has been taken by SFG that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

          (k) Takeover Laws. SFG has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws applicable to SFG.

          (l) Environmental Matters. To SFG's knowledge, neither the conduct nor operation of SFG or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violated Environmental Laws and to SFG's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To SFG's knowledge, neither SFG nor any of its Subsidiaries has received any notice from any person or entity that SFG or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

              (m) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to SFG and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of SFG or its Subsidiaries. Neither SFG nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the SFG SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in SFG's SEC Documents filed on or prior to the date hereof. As of the date hereof, SFG has no reason to believe that any conditions exist that might prevent or impede the Parent Merger from qualifying as a reorganization with the meaning of Section 368(a) of the Code.

          (n) Books and Records. The books and records of SFG and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

          (o) Insurance. SFG's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by SFG or its Subsidiaries. SFG and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of SFG reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; SFG and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

         (p) Accounting Treatment. As of the date hereof, after due inquiry, SFG
is  aware  of  no   reason   why  the   Merger   will   fail  to   qualify   for
"pooling-of-interests" accounting treatment.

          (q) Contracts. Neither SFG nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (r) Disclosure.  The representations and warranties  contained in this
     Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

         (s) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for SFG's own account, or for the account of one or more of its Subsidiaries or their  customers,  were  entered  into (i) in  accordance  with  prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of SFG or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither SFG nor its Subsidiaries, nor to SFG's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

          (t) Year 2000. Neither SFG nor any of its Subsidiaries has received, or has reason to believe that it will receive, a rating of less than "satisfactory" on any Year 2000 Report of Examination of any Regulatory Authority. SFG has disclosed to WBI a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements.


                                   ARTICLE VI

                                    Covenants


         6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of WBI and SFG agrees to use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as
practicable   and  otherwise  to  enable   consummation   of  the   transactions
contemplated hereby and shall cooperate fully with the other party hereto to that end.

         6.02 Stockholder Approval. WBI agrees to take, in accordance with applicable law, the WBI Certificate and WBI By-Laws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by WBI's stockholders for consummation of the Parent Merger (including any adjournment or postponement, the "WBI Meeting"), as promptly as practicable after the Registration Statement is declared effective. The WBI Board shall recommend that its stockholders adopt this Agreement at the WBI Meeting unless otherwise necessary under the applicable fiduciary duties of the WBI Board, as determined by the WBI Board in good faith after consultation with and based upon advice of independent legal counsel.

         6.03 Registration Statement. (a) SFG agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by SFG with the SEC in connection with the issuance of SFG Common Stock in the Parent Merger (including the proxy statement and prospectus and other proxy solicitation materials of WBI constituting a part thereof (the "Proxy Statement") and all related documents). WBI agrees to cooperate, and to cause its Subsidiaries to cooperate, with SFG, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that WBI and its Subsidiaries have cooperated as required above, SFG agrees to file the Proxy Statement and the Registration Statement (together, the "Proxy/Prospectus") with the SEC as promptly as reasonably practicable. Each of WBI and SFG agrees to use all reasonable efforts to cause the Proxy/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. SFG also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. WBI agrees to furnish to SFG all information concerning WBI, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

          (b) Each of WBI and SFG agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii)the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the WBI stockholders and at the time of the WBI Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of WBI and SFG further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

          (c) SFG agrees to advise WBI, promptly after SFG receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of SFG Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         6.04 Press Releases. Each of WBI and SFG agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules.

         6.05 Access; Information. (a) Each of WBI and SFG agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

          (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

          (c) During the period from the date of this Agreement to the Effective Time, WBI shall promptly furnish SFG with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

         6.06 Acquisition Proposals. WBI agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition

Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than SFG with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. WBI shall promptly (within 24 hours) advise SFG following the receipt by WBI of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise SFG of any material developments with respect to such Acquisition Proposal immediately upon the occurrence thereof. Notwithstanding the foregoing, but only after the receipt of an Acquisition Proposal and during the period prior to the WBI Meeting, WBI may provide information at the request of or enter into negotiations with the party presenting the Acquisition Proposal with respect thereto, if the WBI Board determines in good faith, after consultation with and based upon the advice of independent legal counsel, that the failure to do so would result in a breach of the fiduciary duties of the WBI Board to the WBI stockholders under applicable law.

         6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, WBI shall deliver to SFG a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the WBI Meeting, deemed to be an "affiliate" of WBI (each, a "WBI Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. WBI shall use its reasonable best efforts to cause each person who may be deemed to be a WBI Affiliate, as the case may be, to execute and deliver to SFG on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B.

         6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

         6.09 Certain Policies. Prior to the Effective Date, WBI shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and SFG, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of SFG; provided, however, that WBI shall not be obligated to take any such action pursuant to this Section 6.09 unless and until SFG acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to WBI that SFG's representations and warranties, subject to Section 5.02, are true and correct as of such date and that SFG is otherwise material in compliance with this Agreement. WBI's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.09.

         6.10 NASDAQ Listing. SFG shall file a listing application, or a NASDAQ Notification Form for Change in the Number of Shares Outstanding, as required by NASDAQ, with respect to the shares of SFG Common Stock to be issued to the holders of WBI Common Stock in the Merger.

         6.11 Regulatory Applications. (a) SFG and WBI and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of SFG and WBI shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

          (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

         6.12 Indemnification. (a) Following the Effective Date and for a period of six years thereafter, SFG shall indemnify, defend and hold harmless the present directors, officers and employees of WBI and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that WBI is permitted to indemnify (and advance expenses to) its directors, officers, and employees under the laws of the State of Delaware, the WBI Certificate and the WBI By-Laws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Delaware law, the WBI Certificate and the WBI By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to SFG) selected by SFG and reasonably acceptable to such officer, director or employee.

          (b) For a period of three years from the Effective Time, SFG shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of WBI or any of its Subsidiaries

     (determined as of the Effective Time) (as opposed to WBI) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by WBI; provided, however, that in no event shall SFG be required to extend more than 200 percent of the current amount expended by WBI (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided , further that if SFG is unable to maintain or obtain the insurance called for by this Section 6.12(b), SFG shall use its reasonable best efforts to obtain as much comparable insurance or is available for the Insurance Amount; provided, further, that officers and directors of WBI or any Subsidiary may be required to make application and provide customary representations and warranties to SFG's insurance carrier for the purpose of obtaining such insurance.

          (c) Any  Indemnified  Party  wishing  to claim  indemnification  under
     Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify SFG thereof; provided that the failure so to notify shall not affect the obligations of SFG under
     Section 6.12(a) unless and to the extent that SFG is actually prejudiced as a result of such failure.

          (d) If SFG or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of SFG shall assume the obligations set forth in this Section 6.12.

           6.13 Benefit Plans. (a) Except as expressly contemplated by a separate agreement entered into by WBI and SFG on the date hereof, at the Effective Time, SFG or an applicable SFG Subsidiary, as the case may be, shall be substituted for WBI and each WBI Subsidiary as the sponsoring employer under those benefit and welfare plans with respect to which WBI or any of its Subsidiaries is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in WBI and/or its Subsidiaries with respect to each such plan. Except as expressly contemplated by a separate agreement entered into by WBI and SFG on the date hereof, each such plan shall be continued in effect by SFG or an applicable SFG Subsidiary after the Effective Time without a termination or discontinuance thereof as a result of the Merger, subject to the power reserved to SFG or any applicable SFG Subsidiary under each such plan to subsequently amend or terminate the plan, which amendments or terminations shall comply with the terms of the plans and applicable law. WBI, each WBI Subsidiary, and SFG will use all reasonable efforts (i) to effect said substitutions and assumptions, and such other actions contemplated under this Agreement, and (ii) to amend such plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

           (b) At or as promptly as practicable after the Effective Time, SFG shall provide, or cause an appropriate SFG Subsidiary to provide, to each employee of WBI, and its wholly-owned subsidiaries as of the Effective Time ("WBI Employees") the opportunity to participate in, subject to eligibility and vesting provisions, each employee benefit and welfare plan maintained by SFG or an appropriate SFG Subsidiary, whichever is applicable, for similarly-situated employees; provided that with respect to such plans maintained by SFG or an SFG Subsidiary, whichever is applicable, WBI Employees shall be given full credit for their service with WBI and its Subsidiaries in determining participation in, eligibility for and vesting in benefits thereunder and past years of service will be fully taken into account for vacation and severance benefits to the extent applicable; provided further that WBI Employees shall not be subject to any pre-existing condition exclusions under the group health plan of SFG or any applicable SFG Subsidiary; and provided further that to the extent that the initial period of coverage for WBI Employees under any plan of SFG or an SFG Subsidiary, whichever is applicable, that is an "employee benefit plan" as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, WBI Employees shall be given credit under the applicable welfare plan for any deductibles and co-insurance payments made by such WBI Employees under the corresponding welfare plan of WBI or an applicable WBI subsidiary during the balance of such 12-month period of coverage. Nothing in the preceding sentence shall obligate SFG or any SFG Subsidiary to provide or cause to be provided any benefits duplicative to those provided under any benefit or welfare plan of WBI or any applicable WBI Subsidiary while continued pursuant to subparagraph (a) above. Except as otherwise provided in this Agreement, or in any applicable plan, the power of SFG or any SFG Subsidiary to amend or terminate any benefit or welfare plans of WBI and its Subsidiaries shall not be altered or affected. Moreover, this subsection 6.13(b) shall not confer upon any WBI Employee any rights or remedies hereunder and shall not constitute a contract of employment or create any rights, to be retained or otherwise, in employment at SFG or any SFG Subsidiary.

              (c) Any separate agreement entered into by WBI and SFG on the date hereof relating to employee or director benefits is incorporated herein by reference and shall be deemed a part of this Agreement.

         6.14 Notification of Certain Matters. Each of WBI and SFG shall give prompt notice to the other of any fact, event or circumstance known to it that
(i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

         6.15 Dividend Coordination. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Merger, during any applicable period, there shall not be a duplicating payment of both an SFG and a WBI dividend. The parties further agree that if the Effective Date is at the end of a fiscal quarter, then they will cooperate to assure that the WBI shareholders receive the dividend, if any, declared by WBI rather than the dividend for that period, if any, by SFG. In no event will the selection of the Effective Date cause the stockholders of WBI to lose a quarterly or a portion of a quarterly dividend.

         6.16 Board Representation. SFG shall cause its Executive Committee to nominate for election to the SFG Board one (1) member of the WBI Board, which nominee shall be recommended by WBI and reasonably satisfactory to SFG. At the Effective Time, the nominee so selected shall be elected to fill a vacancy for a term ending at the annual meeting of stockholders of SFG in 2001 and shall thereafter serve as a member of the SFG Board until his successor is elected and shall have qualified. SFG shall cause its Executive Committee to nominate for election to the MAB Board one (1) member of the FFB Board, which nominee shall be recommended by WBI and reasonably satisfactory to SFG.

              6.17 Separate Division of MAB. In connection with the merger of FFB into MAB, MAB shall name a new Community Bank Division, which will include all of FFB's offices (with the exception of the Rossford, Ohio branch) in addition to the MAB branches in Bowling Green, Elmore, North Baltimore, Grand Rapids, Genoa, Stony Ridge, Weston and Bradner, Ohio.


                                   ARTICLE VII

                    Conditions to Consummation of the Merger

         7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of SFG and WBI to consummate the Merger is subject to the fulfillment or written waiver by SFG and WBI prior to the Effective Time of each of the following conditions:

          (a) WBI Stockholder Approval. This Agreement shall have been duly adopted by the requisite vote of the stockholders of WBI.

          (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain
     (i) any conditions, restrictions or requirements which the SFG Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on SFG after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the SFG Board reasonably determines would either before or after the Effective Date be unduly burdensome.

          (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of SFG Common Stock to be issued in the Parent Merger shall have been received and be in full force and effect.

          (f) Accounting Treatment. SFG shall have received from Crowe, Chizek and Company, LLP, SFG's independent auditors, a letter, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

         7.02 Conditions to Obligation of WBI. The obligation of WBI to consummate the Merger is also subject to the fulfillment or written waiver by WBI prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of SFG set forth in this Agreement shall be true and correct, subject to
     Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and WBI shall have received a certificate, dated the Effective Date, signed on behalf of SFG by the Chief Executive Officer and the Chief Financial Officer of SFG to such effect.

          (b) Performance of Obligations of SFG. SFG shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and WBI shall have received a certificate, dated the Effective Date, signed on behalf of SFG by the Chief Executive Officer and the Chief Financial Officer of SFG to such effect.

          (c) Tax Opinion. WBI shall have received an opinion of counsel to SFG or SFG's independent auditors, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Parent Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of WBI who receive shares of SFG Common Stock in exchange for shares of WBI Common Stock, and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, counsel to SFG or SFG's independent auditors, as the case may be, may require and rely upon representations contained in letters from WBI and SFG

          (d) Opinion of SFG's Counsel. WBI shall have received an opinion of counsel to SFG, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) SFG is a corporation duly organized and in good standing under the laws of the State of Ohio, (ii) this Agreement has been duly executed by SFG and constitutes the binding obligation of SFG, enforceable against SFG in accordance with its terms, (iii) the SFG Common Stock to be issued as Merger Consideration, when issued, shall be duly authorized, fully paid and non-assessable, and (iv) that upon the filing of the certificate of merger with the DSS, the Parent Merger shall become effective.

          (e) Fairness Opinion. WBI shall have received a fairness opinion from Stifel, Nicolaus & Company, Incorporated, financial advisor to WBI, dated as of a date reasonably proximate to the date of the Proxy Statement, stating that the Merger Consideration is fair to the stockholders of WBI from a financial point of view.

         7.03 Conditions to Obligation of SFG. The obligation of SFG to consummate the Merger is also subject to the fulfillment or written waiver by SFG prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of WBI set forth in this Agreement shall be true and correct, subject to
     Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and SFG shall have received a certificate, dated the Effective Date, signed on behalf of WBI by the Chief Executive Officer and the Chief Financial Officer of WBI to such effect.

          (b) Performance of Obligations of WBI. WBI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and SFG shall have received a certificate, dated the Effective Date, signed on behalf of WBI by the Chief Executive Officer and the Chief Financial Officer of WBI to such effect.

          (c) Opinion of WBI's Counsel. SFG shall have received an opinion of Silver, Freedman & Taff, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) WBI is a corporation duly organized and in good standing under the laws of the State of Delaware, (ii) this Agreement has been duly executed by WBI and constitutes a binding obligation on WBI, enforceable in accordance with its terms against WBI, and (iii) that upon the filing of the certificate of merger with the DSS, the Parent Merger shall become effective.

          (d) Dissenters. Holders of not more than 7% of the WBI Common Stock shall have preserved their elections to perfect appraisal rights under
     Section 262 of the DGCL.

          (e) Affiliate Agreements. SFG shall have received the agreements referred to in Section 6.07 from each affiliate of WBI.


                                  ARTICLE VIII

                                   Termination

         8.01 Termination. This Agreement may be terminated, and the Acquisition may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of SFG and WBI, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) Breach. At any time prior to the Effective Time, by SFG or WBI, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

          (c) Delay. At any time prior to the Effective Time, by SFG or WBI, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Parent Merger is not consummated by September 30, 1999, except to the extent that the failure of the Parent Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

          (d) No Approval. By WBI or SFG, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) the WBI stockholders fail to adopt this Agreement at the WBI Meeting.

          (e) By WBI, if the Average NASDAQ Closing Price (as defined below) of SFG Common Stock is less than $24.25, subject to adjustment for events occurring under Section 3.05, provided however, that prior to WBI exercising any right of termination pursuant to this Section 8.01(e), SFG may, at its option, for a period of three (3) business days, offer to distribute to WBI stockholders, in connection with Section 3.01, an additional number of shares of SFG Common Stock to offset the amount by which the Average NASDAQ Closing Price is below $24.25 subject to adjustment for events occurring under Section 3.05. In the event that SFG offers the stockholders of WBI additional shares of SFG Common Stock in accordance herewith, the right of WBI to terminate this Agreement under this Section 8.01 (e) shall be null and void, and the Merger Consideration shall be adjusted in accordance herewith. For purposes of this Section 8.01
     (e), the Average NASDAQ Closing Price shall mean the arithmetic mean of the NASDAQ closing prices of SFG Common Stock for the ten (10) trading days immediately preceding the eighth (8th) trading day prior to the Effective Date.

         8.02 Effect of Termination and Abandonment, Enforcement of Agreement.. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

                                   ARTICLE IX

                                  Miscellaneous

         9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.12, 6.13, 6.16, and 6.17 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this

Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 8.02, and this Article IX which shall survive such termination).

         9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or
(ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the WBI Meeting, this Agreement may not be amended if it would violate the DGCL or the federal securities laws.

         9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable).

         9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses shall be shared equally between WBI and SFG. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by SFG.

         9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                If to WBI, to:

                  Wood Bancorp, Inc.
                  124 E. Court St.
                  Bowling Green, OH  43402
                  Attn: Robert E. Spitler, Chairman and Richard L. Gordley, CEO

                  With a copy to:

                  Silver, Freedman and Taff
                  1100 New York Avenue, NW
                  Floor Seven
                  Washington, DC  20005
                  Attn: Jeffrey M. Werthan, Esq.

                  If to SFG, to:

                  Sky Financial Group, Inc.
                  10 E. Main Street
                  Salineville, OH  43945
                  Attn: Marty E. Adams, President and COO

                  With a copy to:

                  Sky Financial Group, Inc.
                  221 S. Church Street
                  Bowling Green, OH  43402
                  Attn: W. Granger Souder, General Counsel

         9.07
              9.7 Entire Understanding; No Third Party Beneficiaries. This Agreement, any separate agreement entered into by the parties on even date herewith, and any Stock Option Agreement entered into represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such separate agreement or Stock Option Agreement). Except for Section 6.12, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.


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
         9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.09 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

                                      * * *



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                            Wood Bancorp, Inc.


                                            By:      /s/ Richard L. Gordley
                                                     ----------------------
                                                     Richard L. Gordley
                                                     Chief Executive Officer

                                            Sky Financial Group, Inc.


                                            By:      /s/ Marty E. Adams
                                                     ------------------
                                                     Marty E. Adams
                                                     President and COO



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